Exhibit 10.1

FIRST AMENDMENT TO THE
ENDEAVOUR INTERNATIONAL CORPORATION
2010 STOCK INCENTIVE PLAN

The Board of Directors of Endeavour International Corporation, a Nevada corporation (the “Company”), hereby makes this First Amendment (the “First Amendment”) to the Endeavour International Corporation 2010 Stock Incentive Plan (as amended, the “Plan”) to become effective May 24, 2012 (which is the date that the Company’s stockholders approve the First Amendment at the Company’s Annual Meeting of Stockholders).

WHEREAS, the Company established the Plan for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors of the Company and its subsidiaries which are based on the Company’s common stock, par value $0.001 per share (the “Stock”);

WHEREAS, the Plan originally authorized 8,000,000 shares of Stock to be reserved for issuance pursuant to the Plan;

WHEREAS, the Company consummated a 1:7 reverse stock split on November 18, 2010 which, pursuant to the provisions of the Plan, automatically reduced the number of shares available for issuance pursuant to the plan from 8,000,000 to 1,142,857;

WHEREAS, the Board of Directors of the Company has determined that there are no longer sufficient shares of Stock available for issuance under the Plan to meet the Company’s needs for future grants during the coming years;

WHEREAS, the Board of Directors of the Company has determined that it is the best interest of the Company and its shareholders to increase the number of shares of Stock available for issuance under the Plan by 1,950,000 shares of Stock so that the Company may continue to grant incentive and reward opportunities to eligible participants under the Plan;

WHEREAS, the Board of Directors of the Company has determined that the number of shares available for issuance under the Plan should reflect both the existing number of shares of Stock approved for issuance under the Plan, including the number of shares of Stock previously issued pursuant to the Plan, as well as the amount of shares of Stock added to the Plan by this First Amendment, for a total of 3,092,857 shares of Stock; and

NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1.	Amendment to Article V(a). The reference to the number “8,000,000” within Article 5(a) of the Plan is hereby deleted in its entirety and replaced with the number “3,092,857.”

2.	Remainder of Plan. Except as expressly provided herein, the Plan remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed in its name and on its behalf by its duly authorized representative on the date set forth above.

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ William L. Transier
William L. Transier
Title: Chairman, Chief Executive Officer and
President